UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2011

CAMAC ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34525	30-0349798
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

1330 Post Oak Boulevard, Suite 2575, Houston, Texas 77056
(Address of principal executive offices) (Zip Code)

(713) 797-2940
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01          Entry into a Definitive Material Agreement

Promissory Note and Guaranty Agreement

On June 6, 2011, CAMAC Petroleum Limited (“CPL”), a wholly owned subsidiary of CAMAC Energy Inc. (the “Company”), executed a Promissory Note (the “Promissory Note”) in favor of Allied Energy Plc (the “Lender”). Under the terms of the Promissory Note, the Lender agrees to make loans to CPL, from time to time and pursuant to requests by CPL, in an aggregate sum of up to $25,000,000. CPL may prepay and reborrow all or a portion of such amount, but any unpaid aggregate outstanding principal amount of all loans will mature on June 6, 2013. The proceeds of the loans may only be used to pay final, undisputed invoices for the workover of the oil well known as “Oyo #5” located in the deepwater oilfield known as the “Oyo Field” when such invoices are due and payable. On June 8, 2011, CPL received initial loan proceeds of $25, 000,000 under the Promissory Note. Interest accrues on outstanding principal under the Promissory Note at a rate of LIBOR +2% per annum.

Pursuant to the Promissory Note and as a condition to the obligations of the Lender to perform under the Promissory Note, on June 6, 2011, the Company, as direct parent of CPL, executed a Guaranty Agreement (“Guaranty Agreement”) in favor of the Lender. Under the Guaranty Agreement, the Company irrevocably, unconditionally and absolutely guarantees all of CPL’s obligations under the Promissory Note.

The foregoing description of the material terms of the Promissory Note is qualified in its entirety by reference to the Promissory Note, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference. The foregoing description of the material terms of the Guaranty Agreement is qualified in its entirety by reference to the Guaranty Agreement, a copy of which is included as Exhibit 10.2 to this Current Report on Form 8-K, and is incorporated herein by reference.

Related Party Transactions

Dr. Kase Lawal, the Company’s Chairman, Chief Executive Officer, and member of the Board of Directors, is a director of each of CAMAC Energy Holdings Limited (“CEHL”), CAMAC International (Nigeria) Limited (“CINL”), and the Lender. Dr. Lawal also owns 27.7% of CAMAC International Limited, which indirectly owns 100% of CEHL, and CINL and the Lender are each wholly-owned subsidiaries of CEHL. As a result, Dr. Lawal may be deemed to have an indirect material interest in the transaction contemplated by the Promissory Note.

The Company, or its officer, directors, certain principal stockholders, and other affiliates, and CAMAC are parties to the transactions or have the other relationships described in current and periodic reports filed by the Company with the Securities and Exchange Commission.

Item 2.03          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The response to Item 1.01 is incorporated herein by reference.

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 6, 2011, Abiola L. Lawal's employment with the Company as Executive Vice President and Chief Financial Officer was terminated, effective June 6, 2011, due to Mr. Lawal's unwillingness to accept a reassignment to the senior executive position of Senior Vice President, Strategy and New Ventures, which was offered by the Company to Mr. Lawal. As previously disclosed by the Company, Mr. Edward G. Caminos has accepted the position of Senior Vice President and Chief Financial Officer of the Company, and will join the Company effective July 1, 2011.

Item 9.01          Financial Statements and Exhibits

(d) Exhibits

10.1	Promissory Note, dated as of June 6, 2011, executed by CAMAC Petroleum Limited in favor of Allied Energy Plc.
10.2	Guaranty Agreement, dated as of June 6, 2011, executed by CAMAC Energy Inc. in favor of Allied Energy Plc.
99.1	Press Release, dated June 9, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMAC Energy Inc.
Dated: June 9, 2011

	By:	/s/ Dr. Kase Lukman Lawal
Dr. Kase Lukman Lawal
Chief Executive Officer